UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 23, 2023
Date of Report (Date of earliest event reported)
AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8080 Norton Parkway
Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 534-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	AVY	New York Stock Exchange
1.25% Senior Notes due 2025	AVY25	Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) (d) (e) On May 23, 2023, the Board of Directors (the “Board”) of Avery Dennison Corporation, a Delaware corporation (the “Company”), elected Deon Stander, age 54, as the Company’s President and Chief Executive Officer, effective September 1, 2023. Mr. Stander has served as the Company’s President and Chief Operating Officer since March 2022, after having served as Vice President/General Manager of the Company’s Retail Branding and Information Solutions business (now known as Solutions Group) since June 2015. Mr. Stander will cease serving as Chief Operating Officer on August 31, 2023, with that position not expected to be refilled at that time. As Chief Executive Officer, the Board also appointed Mr. Stander as a member of the Board, effective September 1, 2023.

Also on May 23, 2023, the independent directors of the Board elected Mitchell Butier, age 51, as Executive Chairman, effective September 1, 2023. Mr. Butier, currently the Company’s Chairman and Chief Executive Officer, will cease serving as Chief Executive Officer on August 31, 2023.

In connection with his election as President and Chief Executive Officer, the Board’s Talent and Compensation Committee (the “Committee”) increased Mr. Stander’s annual base salary to $1,100,000 and increased his target AIP opportunity to 135% of base salary, in each case effective September 1, 2023, and increased his target long-term incentive opportunity to 550% of base salary, effective with the annual grant on March 1, 2024. In addition, the Committee approved a special promotion grant to Mr. Stander on September 1, 2023 of stock options with a target grant date fair value of approximately $3,000,000, 50% of which will vest on each of the third and fourth anniversaries of the grant date, in each case subject to his continued service. Effective September 1, 2023, Mr. Stander will receive an annual executive benefit allowance of $70,000 and, as a Level 1 executive, be eligible to participate in the Company’s savings (401(k)), deferred compensation, executive severance and key employee change of control severance plans, in each case as described in the Company’s 2023 Proxy Statement filed with the Securities and Exchange Commission on March 9, 2023 (the “2023 Proxy Statement”).

In connection with his election as Executive Chairman, the Committee reduced Mr. Butier’s annual base salary to $1,000,000 and reduced his target AIP opportunity to 120% of base salary, in each case effective September 1, 2023, and approved no additional grant of long-term incentive compensation at the time of his role change. In addition, effective September 1, 2023, Mr. Butier will no longer receive an annual executive benefit allowance of $70,000, nor will he be eligible to participate in the Company’s executive severance and key employee change of control severance plans described in the 2023 Proxy Statement. He will be eligible to continue participating in the Company’s retirement, savings (401(k)) and deferred compensation plans, in each case as described in the 2023 Proxy Statement.

A copy of the press release announcing the elections of Messrs. Butier and Stander is attached as Exhibit 99.1 hereto.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated May 24, 2023, announcing election of Deon Stander as President and Chief Executive Officer and Mitchell Butier as Executive Chairman of Avery Dennison Corporation.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: May 24, 2023	By:	/s/ Ignacio J. Walker
		Name: Title:	Ignacio J. Walker Senior Vice President and Chief Legal Officer